NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 4, 2006

To the Stockholders of

OP-TECH ENVIRONMENTAL SERVICES, INC. (A Delaware Corporation)

The Annual Meeting of Stockholders of OP-TECH Environmental Services, Inc. (the "Corporation") will be held at the Homewood Suites, 275 Elwood Davis Road, Liverpool, New York on May 4, 2006 at 8:00 a.m., local time, to consider and vote on the following matters described under the corresponding numbers in the attached Information Statement:

(1) The election of seven directors;

(2) To ratify the appointment of Dannible & McKee, LLP as independent auditors of the Corporation;

(3) To transact such other business as may properly come before the meeting or any adjournments thereof.

Stockholders of record at the close of business on February 28, 2006 are the only stockholders entitled to notice of and to vote at the Annual Stockholders Meeting. The list of such stockholders will be available for inspection by stockholders during the ten (10) days prior to the meeting in accordance with
Section 219 of the Delaware General Corporation Law at the offices of the Corporation, 6392 Deere Road, Syracuse, New York 13206. Stockholders may make arrangements for such inspection by contacting the Treasurer, Douglas Lee, of OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206. The stock transfer books of the Corporation will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A
PROXY.

                                         By Order of the Board of Directors,

                                         Douglas R. Lee
                                         Treasurer
                                         April 10, 2006


Requests for additional copies of the Information Statement should be addressed to the Treasurer, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206.



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                  OP-TECH Environmental Services, Inc.
                          and Subsidiaries

                           6392 Deere Road
                      Syracuse, New York 13206



                       INFORMATION STATEMENT




                  ANNUAL MEETING OF STOCKHOLDERS

                          May 4, 2006

This Information Statement is furnished by the Board of Directors of OP-TECH Environmental Services, Inc. (the "Company") in connection with the Annual Meeting of Stockholders to be held on May 4, 2006. The Board of Directors has fixed February 28, 2006, at the close of business, as the record date for the determination of stockholders entitled to vote at the meeting ("Record Date"). It is anticipated that this Information Statement and the enclosed Notice will be mailed to stockholders of record on or about April 17, 2006.


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


Robert J. Berger, Richard Messina, Kevin Eldred and Richard Elander together own an aggregate of approximately 52% of the issued and outstanding shares of Common Stock of the Company and have consented in writing to the election as directors of the nominees set forth herein, and the ratification of the appointment of Dannible & McKee, LLP as the Company's independent auditor.

The Annual Report on Form 10-K of the Company, including financial statements for the year ended December 31, 2005, is enclosed herewith, but without exhibits as filed with the Securities and Exchange Commission. Any stockholder may, by written request directed to the Treasurer, OP-TECH Environmental Services, Inc., 6392 Deere Road, Syracuse, New York 13206, request a copy of one or more exhibits thereto, in which case, the Company's reasonable expenses of furnishing such exhibits may be charged.





                   DISSENTERS' RIGHT OF APPRAISAL
The Delaware General Corporation Law does not provide for dissenter's rights of appraisal in connection with the corporate actions contemplated herein.

          VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

All the voting power of the Company is vested in its common stock. At the Record Date, 11,745,371 shares of common stock, par value $.01 per share, were outstanding. Each share of common stock is entitled to one vote.

Set forth below is information concerning the ownership as of the Record Date of the common stock of the Company by persons who, to the knowledge of the Board of Directors, beneficially own more than five (5%) percent of the outstanding shares of common stock of the Company. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.

Name and Address              Amount and Nature
of Beneficial Owner       of Beneficial Ownership(1)(2)  Percentage of Class(1)
---------------------     -----------------------------  ----------------------

Richard Messina                4,208,451(2)(3)                  33%
40 Fulton Street, 19th Floor
New York, NY 10038

Robert Berger                  1,171,667(4)                      9%
121 Shirley Rd.
Syracuse, NY 13224

Jurg Walker                    1,000,000                         8%
3 Avenue De La Costa
Monaco 98000

Kevin Eldred                     835,000                         7%
1007 Overlook Terrace
Cazenovia, NY 13035



(1) Based upon the sum of (a) 11,745,371 shares of common stock outstanding,
(b) 709,349 outstanding, unexercised options to purchase shares pursuant to the 2002 Stock Option Plan, and (c) warrants to purchase 480,000 shares issued to Summit Capital Associates, Inc.

(2) All shareholder's directly or beneficially own all shares except for Mr. Messina who owns 1,343,933 shares directly and 2,864,518 shares indirectly.

(3) Includes 480,000 shares issuable upon the exercise of warrants to purchase common stock issued to Summit Capital Associates, Inc.

(4) Includes options to purchase 13,333 shares of Common Stock.

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                             AUDIT COMMITTEE

In October of 2002, the Company's Board of Directors formed an Audit Committee (the "Committee"). The members of the Committee are Messrs. Cornelius Murphy, Richard Elander, and George Lee. The Committee operates under a written charter adopted by the Board of Directors. The Committee held 2 meetings during the year ended December 31, 2005. Its duties and responsibilities include the following:

- Provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports, and accounting and financial reporting practices.
- Recommends to the Board the appointment of the Company's independent public accountants.
- Provides oversight of the adequacy of the Company's system of internal controls.
- Provides oversight of management practices relating to ethical considerations and business conduct, including compliance with laws and regulations.

The Committee has met and held discussions with the Chief Financial Officer and the Company's independent accountants, Dannible & McKee, LLP, regarding audit activities. Management has the primary responsibility for the Company's systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes. However, the members of the Committee are not certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

The Committee recommended to the Board of Directors the appointment of Dannible & McKee, LLP as the Company's independent accountants for the year 2003, as ratified by shareholders. The Company's independent accountants provided to the Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as currently in effect. Based on these discussions and reviews, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

The aggregate fees billed by the Company's independent accounting firm, Dannible & McKee, LLP, for professional services rendered for the audit of the Company's annual financial statements for the year's ended December 31, 2005 and 2004 and the review of the financial statements to be included in the Company's Forms 10-Q for 2005 and 2004 were $31,000 and $28,000, respectively.

As of the date hereof the Board of Directors have not formed either compensation or nomination committees. The Board of Directors as a whole acts in the capacities of these two committees.

The Committee does not have a financial expert. Due to the small size of the Company and lack of financial complexity, the Committee does not anticipate adding a financial expert.

                           ELECTION OF DIRECTORS

NOMINEES

Seven Directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting and until his successor is elected and qualified.

The following table sets forth certain information furnished to the Company regarding the persons who are nominees for the election as directors of the Company.


                             Year
Name, Age                    First
Principal Occupation        Elected               Certain Other Information


Robert J. Berger (59)
Director and Chairman of the Board
1998
Mr. Berger has served in his present position as Director since November 1998, and as Chairman of the Board since February 2000. Mr. Berger was employed in various positions for OnBank from 1978 through March 31, 1998, his last position being Senior Vice President, Treasurer, and Chief Financial Officer. From April through August 1998, he served as consultant to M&T Bancorp. pursuant to its merger agreement with OnBank. From August 1998 through 2004, he was an Adjunct Professor at LeMoyne College in Syracuse, New York. From August 1998 through June 2002, he served as Director of the Madden Institute of Business Education at LeMoyne College. Mr. Berger is also Chairman, President, and Chief Executive Officer of St. Lawrence Industrial Services, Inc.



Richard L. Elander (64)
Director
1991
Mr. Elander has served in his present position as a Director since November of 1991. Mr. Elander currently serves as the Commissioner of the Onondaga County Department of Water Environment Protection.



Cornelius B. Murphy, Jr. (61)
Director
1991
Dr. Murphy has served in his current position since December 1991. Dr. Murphy has been a director of O'Brien & Gere Limited since 1985. Dr. Murphy also served as President of O'Brien & Gere Limited from December 1997 to May 1999 and Chairman of the Board of O'Brien & Gere Engineers from January 1993 to December 1998. Dr. Murphy currently serves as President of the State University of New York College of Environmental Science and Forestry, which is located in Syracuse, New York.

Steven A. Sanders (60)
Director
1991
Mr. Sanders has served in his present position as a Director since December 1991. Since January 1, 2004, he has been of counsel to the law firm of Rubin, Bailin, Ortoli, Mayer & Baker, LLP. From January 1, 2001 to December 31, 2003, he was counsel to the law firm of Spitzer & Feldman PC. Mr. Sanders served as a partner in the law firm of Beckman, Millman & Sanders LLP from October 1997 to December 2000.


George W. Lee (57)
Director
2002
Mr. Lee was elected to the Board in December 2002. Mr. Lee co-founded Blasland, Bouck and Lee, Inc., an Engineering News Record top 100 worldwide engineering and scientific services company in 1984. He served in various capacities in this firm, including Executive VP, Director of Marketing and Director of Health and Safety from 1984 to 1994. Mr. Lee served on the Board of Directors of Blasland, Bouck and Lee, Inc. from 1984 to 2005. Since 1984 Mr. Lee has been active as a consultant to new business ventures involved in professional development and wastewater treatment. In October 2005 Mr. Lee joined Pyramid Brokerage of Central New York.



Richard Messina (43)
Director
2005
Mr. Messina was elected to the Board in November 2005. Mr. Messina founded The Benchmark Company, LLC, a securities broker-dealer, in 1988. Benchmark operates out of offices in New York, Boston and Denver and is primarily engaged in equity research, sales, and trading on behalf of institutional clients. Mr. Messina currently serves as Co-Chief Executive Officer of the firm.



Richard Jacobson (42)
Director
2006
Mr. Jacobson was elected to the Board in February 2006. Mr. Jacobson is currently a Senior Managing Director with Stern Capital. From 1999 to 2003 he was a Vice President and Managing Director in the merchant banking group of Indosuez Capital. From 1997 to 1999 he was a Vice President in the leveraged finance group of SG Cowen. From 1994 to 1997 he was an associate in the leveraged finance group of Chemical Securities, Inc. Mr. Jacobson began his career as an attorney for the law firm of Jacobs, Persinger and Parker.




Each director has served continuously since he was first elected.

The Board of Directors held five meetings during the last calendar year. All of the directors attended more than 75% of the total number of meetings held by the Board of Directors.

Directors of the Company are paid $1,000 for each meeting plus reimbursement for their actual expenses incurred in attending meetings.

The following table sets forth certain information furnished to the Company regarding the beneficial ownership of the Company's common stock at March 20, 2006 by each director and nominee for election as director and each elective officer. Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to such shares of common stock.


Name of               Number of Shares of Common
Beneficial Owner      Stock Beneficially Owned (3) (4)    Percentage of Class

Richard Messina (1)                  4,208,451               33%

Robert J. Berger (1)                 1,171,667                9%

Richard L. Elander (1)                 429,565                3%

Steven A. Sanders (1)                   45,352               <1%

Cornelius B.Murphy, Jr. (1)             21,424               <1%

Christopher J. Polimino (1) (2)        295,454                2%

George W. Lee (1)                      186,666                1%

Richard Jacobson (1)                      -0-                 0%

Charles Morgan (2)                     200,000                1%

Douglas R. Lee (2)                     140,000               <1%

All Directors as a Group (8 persons) 6,358,579               49%


(1) Director
(2) Officer
(3) Includes unexercised options to purchase shares of common stock:
  Mr. Berger    13,333
  Mr. Elander   13,333
  Mr. Sanders   13,333
  Mr. Murphy    10,000
  Mr. Polimino 185,000
  Mr. GW Lee    16,667
  Mr. Morgan   100,000
  Mr. DR Lee   113,334

                          Executive Compensation

The following table sets forth summary information concerning compensation paid or accrued by the Company for services rendered during the fiscal year ended December 31, 2005, to the Company's Chief Executive Officer and the other most highly compensated executive officer.

Summary Compensation Table


                        Annual Compensation            Long Term Compensation
                                                         Awards    Payments

Name and                           Other Annual   # of     LTIP     All Other
Principal Position   Year  Salary  Compensation  Options  Payouts  Compensation
------------------   ----  ------  ------------  -------  -------  ------------

Christopher J.
  Polimino           2005 $185,000      -0-     60,000      -0-       -0-
CEO and President    2004 $175,000      -0-       -0-       -0-       -0-
                     2003 $175,000   $10,000   100,000      -0-       -0-


Charles B. Morgan    2005 $145,000      -0-     50,000      -0-       -0-
COO                  2004 $140,000      -0-       -0-       -0-       -0-
                     2003 $115,000    $5,000    50,000      -0-       -0-


The Company has no formal deferred compensation or bonus plans. The Company has adopted an incentive compensation plan.


Options / SARS Grants in last fiscal year

                  Number of     % of total
                 Securities     Options/SARS                              Grant
                 underlying      Granted to                                date
                Options/SARS     Employees     Exercise    Expiration   present
Name               Granted     in fiscal year  Price($/sh)   Date         value

Christopher J.
   Polimino    60,000/369,000      16.3%         $0.40      01/26/2015  $33,000


Charles B.
   Morgan      50,000/369,000      13.6%         $0.40      01/26/2015  $27,500



Aggregated Option Exercises in Last Fiscal Year


                                       (Exercisable/Unexercisable)

                                    Number of securities   Value of Unexercised
      Shares acquired               underlying unexercised in-the money options
Name    on exercise  Value realized   options at year-end       at year-end
----- -------------- -------------- ---------------------- --------------------
Christopher J  -0-          $0            91,666/93,334        $28,833/$12,067
   Polimino

Charles B.    16,666     $9,166           33,334/66,668         $11,167/$6,834
   Morgan

The following table summarizes all executive officers of the Company as of March 31, 2006:


Name
Age
Position Held


Christopher J. Polimino
40
President and Chief Executive Officer
Mr. Polimino was named Chief Executive Officer ("CEO") in January 2001, and has been President of the Company since January 2000. He has been with the Company since December of 1994 and has previously served as Executive Vice President, General Manager, and Controller.


Charles B. Morgan
52
Executive Vice President
Mr. Morgan was named Chief Operating Officer ("COO") in August 2002. In October 2005 Mr. Morgan's title was changed to Executive Vice President. Prior to joining OP-TECH, Mr. Morgan served as a Vice President with the firm of Camp, Dresser and McKee, an Engineering News Record top 20, Boston, MA based consulting, engineering, construction and operating firm.


Douglas R. Lee
35
Chief Financial Officer & Treasurer
Mr. Lee was named Chief Financial Officer ("CFO") in August 2002 and Treasurer in December 2001, and has been Controller of the Company since March 2001.
Mr. Lee is an inactive Certified Public Accountant in New York State. He previously worked as an Auditor for a public accounting firm from 1993 to 1999, and as Controller for a manufacturing and retail company from 1999 to February 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Steven A. Sanders, a director of the Company, is of counsel to Rubin, Bailin, Ortoli, Mayer & Baker, LLP, which provides professional services to the Company, and it is anticipated that it will continue to do so. The cost of these services in 2005 was approximately $5,000.

The Company purchases subcontract labor services from St. Lawrence Industrial Services, Inc., which is owned by Robert J. Berger, a director of the Company. The costs for these services amounted to approximately $734,000 in 2005.



COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company's knowledge, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the year ending December 31, 2005, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met.


RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed the firm Dannible & McKee, LLP as independent auditors for the year ending December 31, 2006, subject to ratification by the stockholders at the Annual Meeting. Representatives of Dannible & McKee, LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.


OTHER MATTERS

The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting.


STOCKHOLDERS PROPOSALS

From time to time, stockholders present proposals which may be proper subjects for inclusion in the Information Statement and for consideration at the Annual Meeting. To be considered, proposals must be submitted on a timely basis. Proposals for the 2007 Annual Meeting must be received by the Company no later than February 1, 2007.

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